Exhibit 99.1
Compass, Inc. Reports First Quarter 2023 Results

New York, NY - May 9, 2023 - Compass, Inc. (NYSE: COMP) (“Compass” or “the Company”), the largest1 tech-enabled real estate brokerage, announced its financial results for the first quarter ended March 31, 2023.

“We had a strong first quarter of 2023 that was highlighted by exceeding both our guidance and consensus on Revenue and Adjusted EBITDA,” said Robert Reffkin, Founder and Chief Executive Officer of Compass. “Over the past few quarters, our agents and employees have successfully navigated the sharpest decline in residential real estate transactions in U.S. history. During this time, we increased our market share in the fourth quarter of 2022, and we've done so again in the first quarter of 2023. Our non-GAAP Commissions expense as a percentage of revenue improved by approximately 27 basis points from the first quarter of last year to 81.4%, when excluding the impact of the Agent Equity Program. We continue to benefit from taking decisive action with our expense reduction initiatives starting in early 2022. We are on schedule to achieve positive free cash flow in 2023, starting with Q2.”

Reffkin continued, “Our focus this year is to continue to invest in our platform to increase our competitive advantage that comes from offering the only proprietary end-to-end technology platform for agents in the country. We have taken a massive step toward digitizing the real estate transaction process. No one has been this close to a fully digitized transaction to date. To that end, in the first quarter of 2023, we began to offer agents in Southern California the ability to order title and escrow services from Compass-owned entities directly from our platform. We are very excited by the early results and feedback we are receiving from agents.”

“As we continue to see the positive results of our expense reduction initiatives, we remain on track to achieve our full year operating expense targets,” said Kalani Reelitz, Chief Financial Officer of Compass. “Our agents are navigating this difficult market with incredible strength, and as a result, we expect to be free cash flow positive in the second quarter of 2023 and for the full year 2023.”

Q1 2023 Financial Highlights:
•Revenue decreased by 31% year-over-year to $957 million as transactions declined 24%, which was attributable to lower industry-wide transactions.
•Q1 2023 GAAP Net loss was $150 million, an improvement from a Net loss of $188 million in Q1 2022. The Net loss for Q1 2023 includes non-cash stock-based compensation expenses of $45 million and depreciation and amortization of $25 million.
•Adjusted EBITDA2 (a non-GAAP measure) was $(67) million in Q1 2023, compared to $(97) million in Q1 2022. This is an improvement of $30 million while revenue declined by 31% due to macroeconomic factors.
•Cash and cash equivalents at the end of Q1 2023 was $364 million which includes $150 million of cash resulting from a draw of the revolver in Q4 2022 and a $75 million draw on the revolver in March 2023 that was taken out of an abundance of caution due to the recent banking crisis and potential contagion effect. The $75 million draw was paid back in April 2023.

Q1 2023 Operational Highlights:
•Platform: Compass successfully began the roll-out of its Title and Escrow business integration into its technology platform in Southern California. The Compass end-to-end technology platform provides its agents the ability to go from first contact to close with a single log-in and without ever leaving the Compass platform. We expect to roll out this technology to all the markets where we offer title and escrow services.
•National market share in Q1 2023 was 4.5%, up 17 basis points sequentially from Q4 2022.
•Agents: Average Number of Principal Agents was 13,515 for Q1 2023, an increase of 721 principal agents, 6%, from Q1 2022.3 Compass continued to experience high levels of retention of principal agents as the industry saw a decline from its peak 1.6 million NAR agents in October 2022.
1 Compass was ranked number one in sales volume by Real Trends in March 2023 for the second year in a row.
2 A reconciliation of GAAP to Non-GAAP measures can be found within the financial statement tables included within this press release.
3 During the first quarter of 2023, we began to utilize an updated methodology for tracking and reporting our agent statistics. The Average Number of Principal Agents and year over year growth reported in this press release is based on the updated methodology.

•Transactions: Compass agents closed 35,886 Total Transactions in Q1 2023, a decline of 24% compared to Q1 2022. Transactions for the entire U.S. residential real estate market declined 26% for the same period.4
•Gross Transaction Value (“GTV”)5 was $36.6 billion in Q1 2023, a decline of 32% compared to Q1 2022.

Additional information can be found in the Company’s Q1 2023 Earnings Presentation, which can be found in the Investor Relations section of the Compass website at https://investors.compass.com.

Outlook
Q2 2023 Outlook:
•Revenue of $1.45 billion to $1.6 billion
•Adjusted EBITDA of $30 million to $50 million
•Free cash flow positive

FY 2023 Outlook:
•Non-GAAP Operating expense range of $850-$950 million.6
•Free cash flow positive

We have not reconciled our guidance for Adjusted EBITDA to GAAP Net loss because certain expenses excluded from GAAP Net loss when calculating Adjusted EBITDA cannot be reasonably calculated or predicted at this time. Additionally, we have not reconciled our guidance for Non-GAAP Operating expense after commissions and other related expenses because certain expenses excluded from GAAP Operating expenses cannot be reasonably calculated or predicted at this time. Accordingly, reconciliations are not available without unreasonable effort.

Non-GAAP Operating expenses have been reconciled to GAAP Operating expenses on a historical basis in a financial statement table included within this press release.
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Conference Call Information
Management will conduct a conference call to discuss the first quarter 2023 results as well as outlook at 5:00 p.m. ET on Tuesday, May 9, 2023. The conference call will be accessible via the Internet on the Compass Investor Relations website https://investors.compass.com. You can also access the audio webcast via the following link: Compass Inc. Q1 2023 Earnings Conference Call.

An audio recording of the conference call will be available for replay shortly after the call's completion. To access the replay, visit the Events and Presentations section on the Compass Investor Relations website at https://investors.compass.com.

Disclosure Channels
Compass uses its Investor Relations website, https://investors.compass.com, as a means of disclosing information which may be of interest or material to its investors and for complying with disclosure obligations under Regulation FD. We intend to announce material information to the public through filings with the Securities and Exchange Commission, or the SEC, the investor relations page on our website (www.compass.com), press releases, public conference calls, public webcasts, our Twitter feed (@Compass), our Facebook page, our LinkedIn page, our Instagram account, our YouTube channel, and Robert Reffkin’s Twitter feed (@RobReffkin) and Instagram account (@robreffkin). Accordingly, investors should monitor each of these disclosure channels.

4 We calculate Total Transactions by taking the sum of all transactions closed on the Compass platform in which our agent represents the buyer or seller in the purchase or sale of a home (excluding rental transactions). We include a single transaction twice when one or more Compass agents represent both the buyer and seller in any given transaction.
5 Gross Transaction Value includes a de minimis number of new development and commercial brokerage transactions.
6 Non-GAAP Operating expenses exclude Commissions and other related expenses, Depreciation and amortization, Stock-based compensation and other expenses excluded from the Company’s calculation of Adjusted EBITDA. We calculate non-GAAP Operating expense annualized run rate by taking the sum of the quarter’s non-GAAP sales and marketing, operations and support, research and development, and general and administration expenses and multiplying it by four.

Safe Harbor Statement
This press release includes forward-looking statements, which are statements other than statements of historical facts, and statements in the future tense. These statements include, but are not limited to, statements regarding our future performance, including expected financial results for the second quarter and full year of 2023, planned operating expense and cash flow levels for the second quarter and full year of 2023, and our expectations for operational achievements. Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date of this press release, and are subject to risks and uncertainties, including but not limited to: general macroeconomic conditions in the U.S. and globally (e.g., inflation), economic and industry downturns, the health of the U.S. real estate industry, and risks generally incident to the ownership of residential real estate, including seasonal and cyclical trends (e.g., increases in mortgage interest rates, continued limited inventory, slowed consumer demand, reduced home affordability and declines in price appreciation and home prices); current interest rates and changes in prevailing interest rates; our ability to continuously innovate, improve and expand our platform; the dependability of our platform and software; our ability to attract new agents and retain current agents or increase agents’ utilization of our platform; our ability to expand our brokerage and adjacent services businesses; our ability to grow revenue from adjacent services at our anticipated rate; our ability to achieve expected benefits from our mortgage and title & escrow businesses, including our joint ventures; our rapid growth and rate of growth; our ability to carefully manage our expense structure; our net losses and ability to achieve or sustain profitability in the future; covenants in our debt agreements that may restrict our borrowing capacity or operating activities; our ability to compete successfully in the markets in which we operate; the effect of monetary policies of the federal government and its agencies; any decreases in our gross commission income or the percentage of commissions that we collect; fluctuation of our quarterly results and other operating metrics; our ability to successfully pursue acquisitions and integrate target companies; the loss of key personnel; our ability to attract and retain highly qualified personnel and to recruit agents; reliability of our information security systems; the impact of cybersecurity incidents and the potential loss of critical and confidential information; identification of material weaknesses in our internal control over financial reporting and our ability to remediate such material weaknesses; compliance with privacy laws; the effect of the claims, lawsuits, government investigations and other proceedings that we are subject to from time to time; our ability to protect our intellectual property rights; impact of having a multi-class structure of common stock; natural disasters and catastrophic events; and other general market, political, economic, and business conditions. Significant variation from the assumptions underlying our forward-looking statements could cause our actual results to vary, and the impact could be significant. Accordingly, actual results could differ materially from those predicted or implied or such uncertainties could cause adverse effects on our results. Reported results should not be considered as an indication of future performance.

More information about factors that could adversely affect our results of operations, financial condition and prospects, or that could cause actual results to differ from those expressed or implied in our forward-looking statements is included under the captions “Risk Factors,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q, copies of which are available on the Investor Relations page of our website at https://investors.compass.com/ and on the SEC website at www.sec.gov. All information herein speaks as of the date hereof and all forward-looking statements contained herein are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events. Undue reliance should not be placed on the forward-looking statements in this press release.

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared in accordance with GAAP, we present Adjusted EBITDA and Non-GAAP Operating expenses, which are non-GAAP financial measures, in this press release. We use Adjusted EBITDA and Non-GAAP Operating expenses in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe Adjusted EBITDA and Non-GAAP Operating expenses are also helpful to investors, analysts and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical financial periods. Adjusted EBITDA and Non-GAAP Operating expenses have limitations as analytical tools. Therefore, you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, you should consider Adjusted EBITDA and Non-GAAP Operating expenses alongside other financial performance measures, including net loss attributable to Compass, Inc., GAAP Operating expenses, operating cash flows and our other GAAP measures. In evaluating Adjusted EBITDA and Non-GAAP Operating expenses, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments reflected in this press release. Our presentation of Adjusted EBITDA and Non-GAAP Operating expenses should not be construed to imply that our future results will be unaffected by the types of items excluded from these calculations of Adjusted EBITDA and Non-GAAP Operating expenses. Adjusted EBITDA and Non-GAAP Operating expenses are not presented in accordance with GAAP and the use of these terms vary from others in our industry. Reconciliations of these non-GAAP measures have been provided in the financial statement tables included within this press release, and investors are encouraged to review these reconciliations.

About Compass
Compass, a Fortune 500 company, is the largest residential real estate brokerage in the United States by transaction value. Founded in 2012 and based in New York City, the technology-enabled brokerage provides an end-to-end platform that empowers its residential real estate agents to deliver exceptional service to seller and buyer clients. The platform includes an integrated suite of cloud-based software for customer relationship management, marketing, client service, brokerage services and other critical functionality, all custom-built for the real estate industry. Compass agents utilize the platform to grow their business, save time and manage their business more effectively. For more information on how Compass empowers real estate agents, one of the largest groups of small business owners in the country, please visit www.compass.com.

Investor Contact
Rich Simonelli
richard.simonelli@compass.com

Media Contact
Rory Golod
rory@compass.com

Compass, Inc.
Condensed Consolidated Balance Sheets
(In millions, unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$363.6	$361.9
Accounts receivable, net of allowance	56.7	36.6
Compass Concierge receivables, net of allowance	40.9	42.9
Other current assets	72.6	76.5
Total current assets	533.8	517.9
Property and equipment, net	181.1	192.5
Operating lease right-of-use assets	465.9	483.2
Intangible assets, net	94.7	99.3
Goodwill	203.7	198.4
Other non-current assets	34.7	41.8
Total assets	$1,513.9	$1,533.1
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$21.8	$28.1
Commissions payable	56.9	48.0
Accrued expenses and other current liabilities	138.0	164.9
Current lease liabilities	98.9	94.6
Concierge credit facility	29.3	31.9
Revolving credit facility	225.0	150.0
Total current liabilities	569.9	517.5
Non-current lease liabilities	467.1	486.5
Other non-current liabilities	15.2	8.4
Total liabilities	1,052.2	1,012.4
Stockholders’ equity
Common stock	—	—
Additional paid-in capital	2,805.0	2,713.6
Accumulated deficit	(2,346.9)	(2,196.5)
Total Compass, Inc. stockholders' equity	458.1	517.1
Non-controlling interest	3.6	3.6
Total stockholders' equity	461.7	520.7
Total liabilities and stockholders' equity	$1,513.9	$1,533.1

Compass, Inc.
Condensed Consolidated Statements of Operations
(In millions, except share and per share data, unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue	$957.2	$1,397.0
Operating expenses:
Commissions and other related expense (1)	790.9	1,146.4
Sales and marketing (1)	115.3	145.0
Operations and support (1)	81.1	108.9
Research and development (1)	48.9	108.2
General and administrative (1)	34.4	55.3
Restructuring costs	10.1	—
Depreciation and amortization	24.9	18.7
Total operating expenses	1,105.6	1,582.5
Loss from operations	(148.4)	(185.5)
Investment income, net	2.9	0.1
Interest expense	(3.2)	(0.7)
Loss before income taxes and equity in loss of unconsolidated entity	(148.7)	(186.1)
Income tax expense	—	(0.1)
Equity in loss of unconsolidated entity	(1.5)	(2.1)
Net loss	(150.2)	(188.3)
Net (income) loss attributable to non-controlling interests	(0.2)	0.3
Net loss attributable to Compass, Inc.	$(150.4)	$(188.0)
Net loss per share attributable to Compass, Inc., basic and diluted	$(0.33)	$(0.45)
Weighted-average shares used in computing net loss per share attributable to Compass, Inc., basic and diluted	450,056,743	415,384,878

(1) Total stock-based compensation expense included in the condensed consolidated statements of operations is as follows (in millions):

	Three Months Ended March 31,
	2023	2022
Commissions and other related expense	$11.6	$17.0
Sales and marketing	8.6	10.7
Operations and support	3.0	4.3
Research and development	10.4	16.9
General and administrative	11.3	14.9
Total stock-based compensation expense	$44.9	$63.8

Compass, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)

	Three Months Ended March 31,
	2023	2022
Operating Activities
Net loss	$(150.2)	$(188.3)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	24.9	18.7
Stock-based compensation	44.9	63.8
Equity in loss of unconsolidated entity	1.5	2.1
Change in acquisition related contingent consideration	—	0.4
Bad debt expense	1.0	1.5
Amortization of debt issuance costs	0.2	0.3
Changes in operating assets and liabilities:
Accounts receivable	(20.9)	(18.6)
Compass Concierge receivables	1.8	(14.8)
Other current assets	3.7	(9.9)
Other non-current assets	5.7	(1.5)
Operating lease right-of-use assets and operating lease liabilities	0.2	11.6
Accounts payable	(6.3)	3.3
Commissions payable	8.9	15.2
Accrued expenses and other liabilities	29.1	5.2
Net cash used in operating activities	(55.5)	(111.0)
Investing Activities
Investment in unconsolidated entity	—	(5.0)
Capital expenditures	(3.5)	(20.8)
Payments for acquisitions, net of cash acquired	—	(3.8)
Net cash used in investing activities	(3.5)	(29.6)
Financing Activities
Proceeds from exercise of stock options	1.0	5.5
Proceeds from issuance of common stock under Employee Stock Purchase Plan	1.4	—
Taxes paid related to net share settlement of equity awards	(6.0)	(7.4)
Proceeds from drawdowns on Concierge credit facility	10.6	9.2
Repayments of drawdowns on Concierge credit facility	(13.2)	(7.1)
Proceeds from drawdowns on Revolving credit facility	75.0	—
Payments related to acquisitions, including contingent consideration	(7.9)	(2.0)
Other	(0.2)	—
Net cash provided by (used in) financing activities	60.7	(1.8)
Net increase (decrease) in cash and cash equivalents	1.7	(142.4)
Cash and cash equivalents at beginning of period	361.9	618.3
Cash and cash equivalents at end of period	$363.6	$475.9

Compass, Inc.
Reconciliation of Net Loss Attributable to Compass, Inc. to Adjusted EBITDA
(In millions, unaudited)

	Three Months Ended March 31,
	2023	2022
Net loss attributable to Compass, Inc.	$(150.4)	$(188.0)
Adjusted to exclude the following:
Depreciation and amortization	24.9	18.7
Investment income, net	(2.9)	(0.1)
Interest expense	3.2	0.7
Stock-based compensation	44.9	63.8
Income tax expense	—	0.1
Restructuring costs	10.1	—
Acquisition-related expenses(1)	3.1	8.1
Adjusted EBITDA	$(67.1)	$(96.7)

(1) For the three months ended March 31, 2023 and 2022, acquisition-related expenses includes $3.1 million and $7.7 million, respectively, in expenses related to acquisition consideration treated as compensation expense over the underlying retention periods. For the three months ended March 31, 2022, acquisition-related expenses also includes a loss of $0.4 million as a result of the changes in the fair value of contingent consideration.

Compass, Inc.
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(In millions, unaudited)

	Three Months Ended March 31,
	2023	2022
GAAP Commissions and other related expense	$790.9	$1,146.4
Adjusted to exclude the following:
Stock-based compensation	(11.6)	(17.0)
Non-GAAP Commissions and other related expense	$779.3	$1,129.4

GAAP Sales and marketing	$115.3	$145.0
Adjusted to exclude the following:
Stock-based compensation	(8.6)	(10.7)
Non-GAAP Sales and marketing	$106.7	$134.3

GAAP Operations and support	$81.1	$108.9
Adjusted to exclude the following:
Stock-based compensation	(3.0)	(4.3)
Acquisition-related expenses	(3.1)	(8.1)
Non-GAAP Operations and support	$75.0	$96.5

GAAP Research and development	$48.9	$108.2
Adjusted to exclude the following:
Stock-based compensation	(10.4)	(16.9)
Non-GAAP Research and development	$38.5	$91.3

GAAP General and administrative	$34.4	$55.3
Adjusted to exclude the following:
Stock-based compensation	(11.3)	(14.9)
Non-GAAP General and administrative	$23.1	$40.4

Compass, Inc.
Non-GAAP Operating Expenses Excluding Commissions and Other Related Expense
(In millions, unaudited)

	Three Months Ended
	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023
Sales and marketing	$134.3	$143.7	$133.6	$121.5	$106.7
Operations and support	96.5	97.8	89.6	81.7	75.0
Research and development	91.3	88.3	72.1	51.1	38.5
General and administrative	40.4	36.6	32.7	27.5	23.1
Total non-GAAP operating expenses excluding commissions and other related expense	$362.5	$366.4	$328.0	$281.8	$243.3